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                                                                 EXHIBIT 12
                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                       YEAR ENDED DECEMBER 30, 1994
                      (IN MILLIONS, EXCEPT RATIO AMOUNTS)

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
Income (loss) from continuing operations before income taxes............ $ (23)
Add (deduct)
  Fixed charges.........................................................   261
  Capitalized interest..................................................    (5)
  Amortization of capitalized interest..................................     8
  Losses related to certain 50% or less owned affiliates................     2
  Minority interest in consolidated affiliates..........................     1
                                                                         -----
Adjusted Earnings.......................................................  $244
                                                                         =====
Fixed Charges:
  Interest on indebtedness and amortization of debt expense and premium.  $211
  Portion of rents representative of the interest factor................    42
  Debt service guarantee interest expense of unconsolidated affiliates..     8
                                                                         -----
Total Fixed Charges.....................................................  $261
                                                                         =====
Deficiency of Earnings to Fixed Charges.................................   .93
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